Exhibit 99.1

Bar Harbor Bankshares Reports Second Quarter 2025 Results; Declares Dividend

BAR HARBOR, MAINE – July 22, 2025 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported second quarter 2025 GAAP net income of $6.1 million or $0.40 per diluted share and core earnings (Non-GAAP) of $10.8 million or $0.70 per diluted share compared to GAAP net income of $10.2 million or $0.66 per diluted share and core earnings (Non-GAAP) of $10.5 or 0.68 per diluted share in the first quarter of 2025.

SECOND QUARTER 2025 HIGHLIGHTS (all comparisons to first quarter 2025, unless otherwise noted)

•	Obtained all regulatory approvals to complete acquisition of Guaranty Bancorp, Inc.
•	Recognized by Forbes Magazine as one of America’s “Best-in-State Banks” for the fourth consecutive year
•	Net interest margin expanded to 3.23% from 3.17%
•	4% annualized growth in commercial loans; 7% growth quarter-to-date

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “ This quarter we received all regulatory approvals to acquire Guaranty Bancorp, Inc., the parent company of Woodsville Guaranty Savings Bank.  This partnership represents a strategic opportunity to strengthen our presence in key markets with good deposit dynamics, increase operational scale, and deliver greater value to our customers through expanded presence and services, while demonstrating continued ability to execute growth opportunities for shareholders. We look forward to bringing our new partners on at or near the end of this month.”

Mr. Simard further stated, “Our results mark another consistent quarter of core earnings with a stable and expanding margin well above our peers. I am very proud of the way our teams performed all the while working on integration plans and other strategic objectives.  We continue to manage the balance sheet, optimizing returns and positioning us for the future which ultimately has gained us the recognition by Forbes as one of America’s “Best-in-State Banks” for the fourth consecutive year, an honor that is awarded to less than 5% of all U.S. banks. Such an award is a testament to our people.”

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare a cash dividend of $0.32 per share to shareholders of record at the close of business on August 14, 2025, payable on September 12, 2025.  This dividend equates to a 4.27% annualized yield based on the $29.96 closing share price of the Company’s common stock on June 30, 2025, the last trading day of the second quarter 2025.

FINANCIAL CONDITION (Quarter results for June 30, 2025 compared to March 31, 2025)

Total assets remained stable at $4.1 billion at the end of the first and second quarter 2025 primarily due to strategically optimizing wholesale borrowings to fund loan originations in anticipation of the expected onboarding of deposits from Woodsville Guaranty Savings Bank (“Woodsville”).

Total cash and cash equivalents were $87.0 million at the end of the second quarter 2025, compared to $88.1 million at the end of the first quarter 2025. Interest-earning deposits held with other banks decreased to $36.1 million at the end of the second quarter 2025, compared to $54.3 million at the end of the first quarter and yielded 4.68% and 4.55%, respectively. The change in cash balances was driven by new loan originations and investment purchases offset by loan pay downs and advances.

Available-for-sale debt securities increased to $528.7 million compared to $514.0 million at first quarter 2025 driven by security purchases of $33.6 million, of which $29.1 million were securities issued by government sponsored entities, $4.5 million were bank subordinated notes, offset by pay downs of $13.3 million, called securities of $40 thousand, and net amortization of $123 thousand. Fair value adjustments decreased the securities portfolio by $6.1 million at quarter-end compared to $64.3 million at the end of the first quarter. During the second quarter, there was a $5.6 million reduction in corporate debt securities due to credit deterioration. The quarter-to-date weighted average yield of the securities portfolio was 3.86% compared to 3.80% at the end of first quarter driven by purchases of higher coupon fixed-rate securities. As of first and second quarter-end, our securities portfolio had an average life of 8.4 years and

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8.0 years respectively, with an effective duration of 5.5 years and 5.0 years. All securities remain classified as available for sale to provide flexibility in asset funding and other opportunities as they arise.

Federal Home Loan Bank (“FHLB”) stock increased $2 million to $12.7 million at the end of the second quarter 2025 compared to $10.7 million at the end of the first quarter 2025 driven by the strategic deployment of  $57.5 million in advances from FHLB to fund loan originations and purchase investments.

Total loans increased to $3.2 billion with an increase of 3% annualized growth driven by a $30.2 million increase in loans within the commercial and industrial segment, and $5.1 million in commercial real estate. Residential real estate loans decreased $13.1 million offset by a $5.3 million increase in adjustable rate home equity lines of credit within the consumer segment. Loans held for sale grew $3.1 million as we experienced our usual seasonal increase in demand for mortgage products.

The allowance for credit losses on loans increased $528 thousand, which more than offset $257 thousand in net charged-off loans. As a result, the allowance grew to $28.9 million at the end of the second quarter 2025 compared to $28.6 million at the end of the first quarter 2025. The allowance for credit losses to total loans coverage ratio stood at 0.92% for both quarters respectively.

Total deposits remained stable at $3.3 billion at the second quarter of 2025 and the first quarter 2025 respectively. We witnessed a shift in deposit mix driven by the interest rate environment and wealth management brokerage transfers in the second quarter 2025 as money market deposits decreased $34.6 million offset by an increase of $32 million in time deposits driven by interest rates and an increase of $4.7 million in non-interest bearing demand deposits driven by seasonality.

The Company's book value per share was $30.60 as of the end of the second quarter 2025 compared to $30.51 at the end of the first quarter 2025.  Tangible book value per share (non-GAAP) was $22.58 at the end of the second quarter 2025, compared to $22.47 at the end of the first quarter 2025.

RESULTS OF OPERATIONS (Quarter results for June 30, 2025 compared to June 30, 2024)

The net interest margin increased to 3.23% in the second quarter 2025 compared to 3.09% in the same respective quarter 2024. As loan balances grew $86.7 million year-over-year, the yield on loans grew 7 basis points to 5.48% in the second quarter 2025, up from 5.41% in the same quarter 2024 primarily driven by higher yielding commercial real estate loans.

Total interest and dividend income increased by 3.9% or $1.9 million to $48.7 million in the second quarter 2025 compared to $46.8 million in the prior year primarily driven by the repricing of commercial adjustable-rate loans and $166.5 million higher loan balances within the commercial real estate portfolio. Yields on earning assets grew to 5.23% compared to 5.18% in the second quarter 2024. The yield on commercial real estate loans grew to 5.76% in the second quarter 2025 from 5.61% in the second quarter 2024.  Total loan yield growth was partially offset by a decrease in the commercial and industrial yields from 6.76% to 6.41% for the second quarter 2025, and the consumer yield declined from 7.26% in the second quarter of 2024 to 6.98% in the second quarter 2025.

Total interest expense decreased by 1.5% to $18.8 million in the second quarter 2025 compared to $19.1 million in the second quarter 2024 driven by decreases in interest bearing deposit costs from 2.35% to 2.28% in the second quarter 2025, offset by 5% increase in deposit balances year over year primarily driven a $49.8 million increase in interest bearing deposits, an $11.5 million increase in money market deposits and a $93.6 million in organic growth in time deposits as customers flocked to higher interest rate accounts during volatile interest rate environment. Time deposit yields decreased from 4.33% in the second quarter 2024 to 3.91% in the second quarter 2025.

The provision for credit losses on loans of $528 thousand in the second quarter 2025 compared to a provision of $585 thousand in the second quarter 2024, primarily driven by the volume of loans.

Non-interest income decreased $4.8 million in the second quarter 2025 to $4.6 million compared to $9.5 million in the same quarter 2024 primarily driven by the Company recognizing impairment losses of $4.9 million on available-for-sale debt securities and other receivables during the three months ended June 30, 2025. The losses were included in net (loss) gain on available-for-sale debt securities in the consolidated statements of income. The losses related to a corporate bond security and other receivable due to credit deterioration where the Company had determined that it no longer intended to hold the security until recovery of the amortized cost basis. Customer service fees decreased $148 thousand driven by lower non-sufficient fund charges. Other income increased $257 thousand driven primarily by credit card incentives.

Non-interest expenses increased $2.7 million to $26.5 million in the second quarter 2025 compared to $23.8 million in the second quarter 2024 driven by $1.2 million in acquisition expenses related to Woodsville. Salaries and benefits increased 3% to $14.3 million in the second quarter 2025 compared to $13.9 million in the second quarter 2024 due to cost-of-living adjustments. Professional services fees

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increased $276 thousand to $514 thousand in the second quarter 2025 compared to $238 thousand in the second quarter 2024 driven by audit exam and legal fee timing. Gain on sale of property decreased year-over-year by $251 thousand driven by the sale of our Avery Lane office in the second quarter 2024.

Income tax expense was $1.4 million for the second quarter 2025 compared to $2.5 million for the second quarter of 2024, respectively. Our effective tax rate for the second quarter 2025 was 19% and 20% for the second quarter of 2024.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (2) changes in consumer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity; (3) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (4) the impact of liquidity needs on our results of operations and financial condition; (5) changes in the size and nature of our competition; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand, pricing or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities, including those related to our pending acquisition of Guaranty Bancorp, Inc., the parent company of Woodsville Guaranty Savings Bank; (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems or information systems; (16) changes in legislation or regulation and accounting principles, policies, and guidelines; (17) reductions in the market value or outflows of wealth management assets under management; (18) the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2025	2025	2024	2024	2024
PER SHARE DATA
Net earnings, diluted	$0.40	$0.66	$0.72	$0.80	$0.67
Core earnings, diluted (1)	0.70	0.68	0.72	0.80	0.66
Total book value	30.60	30.51	30.00	30.12	28.81
Tangible book value (1)	22.58	22.47	21.93	22.02	20.68
Market price at period end	29.96	29.50	30.58	30.84	26.88
Dividends	0.32	0.30	0.30	0.30	0.30

PERFORMANCE RATIOS (2)
Return on assets	0.60%	1.02%	1.09%	1.20%	1.04%
Core return on assets (1)	1.06	1.04	1.09	1.20	1.02
Pre-tax, pre-provision return on assets (1)	0.79	1.32	1.44	1.37	1.36
Core pre-tax, pre-provision return on assets (1)	1.39	1.35	1.45	1.37	1.33
Return on equity	5.21	8.88	9.52	10.68	9.46
Core return on equity (1)	9.19	9.09	9.57	10.68	9.25
Return on tangible equity	7.26	12.27	13.23	14.90	13.44
Core return on tangible equity (1)	12.66	12.57	13.29	14.90	13.15
Net interest margin, fully taxable equivalent (1) (3)	3.23	3.17	3.17	3.15	3.09
Efficiency ratio (1)	62.10	62.00	59.84	62.09	62.78

FINANCIAL DATA (In millions)
Total assets	$4,112	$4,063	$4,083	$4,030	$4,034
Total earning assets (4)	3,789	3,761	3,782	3,720	3,726
Total investments	529	514	521	536	513
Total loans	3,153	3,124	3,147	3,082	3,064
Allowance for credit losses	29	30	29	29	29
Total goodwill and intangible assets	123	123	123	124	124
Total deposits	3,292	3,297	3,268	3,261	3,140
Total shareholders' equity	469	466	458	460	439
Net income	6	10	11	12	10
Core earnings (1)	11	10	11	12	10

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.03%	0.01%	0.02%	0.01%	0.01%
Allowance for credit losses on loans/total loans	0.92	0.92	0.91	0.94	0.94
Loans/deposits	96	95	96	95	98
Shareholders' equity to total assets	11.40	11.50	11.23	11.41	10.88
Tangible shareholders' equity to tangible assets	8.67	8.73	8.46	8.61	8.06

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2025	2025	2024	2024	2024
Assets
Cash and due from banks	$50,948	$33,802	$34,266	$39,877	$39,673
Interest-earning deposits with other banks	36,087	54,329	37,896	41,343	62,163
Total cash and cash equivalents	87,035	88,131	72,162	81,220	101,836

Available-for-sale debt securities	528,690	513,961	521,018	535,892	512,928
Less: Allowance for credit losses on available-for-sale debt securities	—	(1,204)	(568)	—	—
Net available-for-sale debt securities	528,690	512,757	520,450	535,892	512,928

Federal Home Loan Bank stock	12,695	10,695	12,237	7,600	14,755

Loans held for sale	2,829	1,515	1,235	1,272	3,897

Total loans	3,152,664	3,124,240	3,147,096	3,081,735	3,064,181
Less: Allowance for credit losses on loans	(28,885)	(28,614)	(28,744)	(29,023)	(28,855)
Net loans	3,123,779	3,095,626	3,118,352	3,052,712	3,035,326

Premises and equipment, net	52,647	51,659	51,237	51,644	51,628
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	3,472	3,705	3,938	4,171	4,404
Cash surrender value of bank-owned life insurance	83,074	82,471	81,858	81,824	81,221
Deferred tax asset, net	23,290	23,298	23,330	20,923	24,750
Other assets	75,017	73,892	79,051	73,192	83,978
Total assets	$4,112,005	$4,063,226	$4,083,327	$4,029,927	$4,034,200

Liabilities and shareholders' equity
Non-interest bearing demand	$552,074	$547,401	$575,649	$604,963	$553,067
Interest-bearing demand	931,854	930,031	910,191	913,910	882,068
Savings	542,579	551,280	545,816	544,235	544,980
Money market	370,709	405,326	405,758	380,624	359,208
Time	894,772	862,773	830,274	817,354	801,143
Total deposits	3,291,988	3,296,811	3,267,688	3,261,086	3,140,466

Senior borrowings	256,441	199,982	249,981	186,207	329,349
Subordinated borrowings	40,620	40,620	40,620	60,580	60,541
Total borrowings	297,061	240,602	290,601	246,787	389,890

Other liabilities	54,096	58,502	66,610	62,138	64,937
Total liabilities	3,643,145	3,595,915	3,624,899	3,570,011	3,595,293

Total shareholders’ equity	468,860	467,311	458,428	459,916	438,907
Total liabilities and shareholders’ equity	$4,112,005	$4,063,226	$4,083,327	$4,029,927	$4,034,200

Net shares outstanding	15,322	15,317	15,280	15,268	15,232

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Quarter	Year
(in thousands)	2025	2025	2024	2024	2024	to Date	to Date
Commercial real estate	$1,767,206	$1,762,132	$1,741,223	$1,677,310	$1,634,658	1%	3%
Commercial and industrial	400,908	370,683	388,599	382,554	421,297	33	6
Total commercial loans	2,168,114	2,132,815	2,129,822	2,059,864	2,055,955	7	4

Residential real estate	796,184	807,514	826,492	836,566	854,718	(6)	(8)
Consumer	111,036	105,404	103,803	103,415	99,776	21	14
Tax exempt and other	77,330	78,507	86,979	81,890	53,732	(6)	(22)
Total loans	$3,152,664	$3,124,240	$3,147,096	$3,081,735	$3,064,181	4%	—%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Quarter	Year
(in thousands)	2025	2025	2024	2024	2024	to Date	to Date
Non-interest bearing demand	$552,074	$547,401	$575,649	$604,963	$553,067	3%	(8)%
Interest-bearing demand	931,854	930,031	910,191	913,910	882,068	1	5
Savings	542,579	551,280	545,816	544,235	544,980	(6)	(1)
Money market	370,709	405,326	405,758	380,624	359,208	(34)	(17)
Total non-maturity deposits	2,397,216	2,434,038	2,437,414	2,443,732	2,339,323	(6)	(3)
Time	894,772	862,773	830,274	817,354	801,143	15	16
Total deposits	$3,291,988	$3,296,811	$3,267,688	$3,261,086	$3,140,466	(1)%	1%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Interest and dividend income
Loans	$42,726	$40,634	$84,530	$80,104
Securities available for sale	5,474	5,620	10,757	11,150
Federal Home Loan Bank stock	212	199	349	487
Interest-earning deposits with other banks	276	385	590	920
Total interest and dividend income	48,688	46,838	96,226	92,661
Interest expense
Deposits	15,511	14,780	31,023	29,312
Borrowings	3,282	4,299	6,301	7,535
Total interest expense	18,793	19,079	37,324	36,847
Net interest income	29,895	27,759	58,902	55,814
Provision for credit losses on available-for-sale debt securities	—	—	636	—
Provision for credit losses on loans	528	585	471	874
Net interest income after provision for credit losses	29,367	27,174	57,795	54,940
Non-interest income
Trust and investment management fee income	4,263	4,193	8,179	7,863
Customer service fees	3,589	3,737	7,114	7,447
(Loss) gain on available-for-sale debt securities, net (1)	(4,942)	50	(4,942)	50
Mortgage banking income	605	558	1,061	815
Bank-owned life insurance income	602	583	1,216	1,144
Customer derivative income	104	168	316	168
Other income	425	168	620	356
Total non-interest income	4,646	9,457	13,564	17,843
Non-interest expense
Salaries and employee benefits	14,274	13,860	28,007	27,108
Occupancy and equipment	3,546	3,317	6,871	6,749
Depreciation	1,023	1,065	2,072	2,106
Loss (gain) on sales of premises and equipment, net	3	(248)	93	(263)
Outside services	457	462	939	800
Professional services	514	238	1,106	638
Communication	194	192	360	381
Marketing	682	521	1,200	1,088
Amortization of intangible assets	233	233	466	466
FDIC assessment	464	448	920	900
Acquisition, conversion and other expenses	1,205	—	1,444	20
Provision for unfunded commitments	—	—	(74)	(185)
Other expenses	3,943	3,754	7,785	7,522
Total non-interest expense	26,538	23,842	51,189	47,330
Income before income taxes	7,475	12,789	20,170	25,453
Income tax expense	1,383	2,532	3,867	5,101
Net income	$6,092	$10,257	$16,303	$20,352

Earnings per share:
Basic	$0.40	$0.67	$1.06	$1.34
Diluted	0.40	0.67	1.06	1.33
Weighted average shares outstanding:
Basic	15,321	15,227	15,312	15,213
Diluted	15,372	15,275	15,382	15,273

(1)	The $4.9 million loss represents a $4.3 million loss on corporate debt securities and $549 thousand on a matured debt security.

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands, except per share data)	2025	2025	2024	2024	2024
Interest and dividend income
Loans	$42,726	$41,804	$41,700	$42,042	$40,634
Securities and other	5,474	5,283	5,273	5,515	5,620
Federal Home Loan Bank stock	212	137	213	258	199
Interest-earning deposits with other banks	276	314	297	765	385
Total interest and dividend income	48,688	47,538	47,483	48,580	46,838
Interest expense
Deposits	15,511	15,512	16,210	16,174	14,780
Borrowings	3,282	3,019	2,206	3,448	4,299
Total interest expense	18,793	18,531	18,416	19,622	19,079
Net interest income	29,895	29,007	29,067	28,958	27,759
Provision for credit losses on available-for-sale debt securities	—	636	1,171	—	—
Provision (benefit) for credit losses on loans	528	(57)	(147)	228	585
Net interest income after provision for credit losses	29,367	28,428	28,043	28,730	27,174
Non-interest income
Trust and investment management fee income	4,263	3,916	3,709	4,129	4,193
Customer service fees	3,589	3,525	3,604	3,788	3,737
(Loss) gain on available-for-sale debt securities, net (1)	(4,942)	—	—	—	50
Mortgage banking income	605	456	597	681	558
Bank-owned life insurance income	602	614	590	570	583
Customer derivative income	104	212	495	265	168
Other income	425	195	397	220	168
Total non-interest income	4,646	8,918	9,392	9,653	9,457
Non-interest expense
Salaries and employee benefits	14,274	13,733	13,358	14,383	13,860
Occupancy and equipment	3,546	3,325	3,634	3,405	3,317
Depreciation	1,023	1,049	1,042	1,048	1,065
Loss (gain) on sales of premises and equipment, net	3	90	71	—	(248)
Outside services	457	482	372	386	462
Professional services	514	592	343	441	238
Communication	194	166	189	189	192
Marketing	682	518	492	434	521
Amortization of intangible assets	233	233	233	233	233
FDIC assessment	464	456	457	451	448
Acquisition, conversion and other expenses	1,205	239	—	—	—
Provision for unfunded commitments	—	(74)	(625)	35	—
Other expenses	3,943	3,842	4,319	3,767	3,754
Total non-interest expense	26,538	24,651	23,885	24,772	23,842
Income before income taxes	7,475	12,695	13,550	13,611	12,789
Income tax expense	1,383	2,484	2,551	1,418	2,532
Net income	$6,092	$10,211	$10,999	$12,193	$10,257

Earnings per share:
Basic	$0.40	$0.67	$0.72	$0.80	$0.67
Diluted	0.40	0.66	0.72	0.80	0.67
Weighted average shares outstanding:
Basic	15,321	15,304	15,261	15,261	15,227
Diluted	15,372	15,393	15,346	15,326	15,275

(1)	The $4.9 million loss represents a $4.3 million loss on corporate debt securities and $549 thousand on a matured debt security.

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2025	2025	2024	2024	2024
Earning assets
Interest-earning deposits with other banks	4.68%	4.55%	4.92%	5.54%	5.65%
Available-for-sale debt securities	3.86	3.80	3.69	3.86	3.95
Federal Home Loan Bank stock	7.20	4.78	12.07	10.10	6.49
Loans:
Commercial real estate	5.76	5.58	5.61	5.67	5.61
Commercial and industrial	6.41	6.57	6.62	6.98	6.76
Residential real estate	4.14	4.22	4.13	4.11	4.13
Consumer	6.98	7.03	6.89	7.23	7.26
Total loans	5.48	5.42	5.40	5.49	5.41
Total earning assets	5.23%	5.16%	5.14%	5.24%	5.18%

Funding liabilities
Deposits:
Interest-bearing demand	1.44%	1.41%	1.42%	1.48%	1.39%
Savings	0.71	0.71	0.72	0.70	0.65
Money market	2.75	2.77	2.94	3.13	2.93
Time	3.91	4.11	4.30	4.39	4.33
Total interest-bearing deposits	2.28	2.31	2.41	2.45	2.35
Borrowings	4.85	4.61	4.20	4.38	4.57
Total interest-bearing liabilities	2.51%	2.52%	2.54%	2.66%	2.64%

Net interest spread	2.72	2.64	2.60	2.58	2.54
Net interest margin, fully taxable equivalent(1)	3.23	3.17	3.17	3.15	3.09

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2025	2025	2024	2024	2024
Assets
Interest-earning deposits with other banks (1)	$23,643	$27,999	$24,000	$54,897	$27,407
Available-for-sale debt securities (2)	591,462	587,878	591,455	591,331	594,455
Federal Home Loan Bank stock	11,804	11,623	7,023	10,158	12,324
Loans:
Commercial real estate	1,766,720	1,759,321	1,699,869	1,645,933	1,600,253
Commercial and industrial	469,816	469,331	458,157	473,049	468,052
Residential real estate	804,469	820,837	836,375	851,426	865,412
Consumer	109,023	104,413	103,681	101,230	97,371
Total loans (3)	3,150,028	3,153,902	3,098,082	3,071,638	3,031,088
Total earning assets	3,776,937	3,781,402	3,720,560	3,728,024	3,665,274
Cash and due from banks	29,861	29,972	32,771	34,036	30,809
Allowance for credit losses	(28,786)	(29,143)	(29,021)	(28,893)	(28,567)
Goodwill and other intangible assets	123,062	123,295	123,527	123,761	123,994
Other assets	169,540	171,477	171,351	170,113	168,239
Total assets	$4,070,614	$4,077,003	$4,019,188	$4,027,041	$3,959,749

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$906,557	$916,129	$898,597	$888,325	$858,657
Savings	545,304	547,672	543,430	547,482	542,950
Money market	392,034	401,268	394,536	378,855	355,731
Time	883,491	853,105	842,379	807,180	775,932
Total interest-bearing deposits	2,727,386	2,718,174	2,678,942	2,621,842	2,533,270
Borrowings	271,410	265,780	208,990	312,891	378,121
Total interest-bearing liabilities	2,998,796	2,983,954	2,887,932	2,934,733	2,911,391
Non-interest bearing demand deposits	545,308	560,310	604,017	577,428	546,448
Other liabilities	57,268	66,589	67,533	60,731	65,712
Total liabilities	3,601,372	3,610,853	3,559,482	3,572,892	3,523,551
Total shareholders' equity	469,242	466,150	459,706	454,149	436,198
Total liabilities and shareholders' equity	$4,070,614	$4,077,003	$4,019,188	$4,027,041	$3,959,749

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for available-for-sale debt securities are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2025	2025	2024	2024	2024
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$1,033	$1,091	$1,321	$1,451	$551
Commercial and industrial	1,344	1,354	1,098	1,218	1,301
Residential real estate	6,411	4,557	3,290	3,453	3,511
Consumer	944	1,084	1,285	978	914
Total non-accruing loans	9,732	8,086	6,994	7,100	6,277
Non-performing available-for-sale debt securities	2,403	4,960	5,760	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$12,135	$13,046	$12,754	$7,100	$6,277

Total non-accruing loans/total loans	0.31%	0.26%	0.22%	0.23%	0.20%
Total non-performing assets/total assets	0.30	0.32	0.31	0.18	0.16

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$28,614	$28,744	$29,023	$28,855	$28,355
Charged-off loans	(266)	(84)	(150)	(98)	(106)
Recoveries on charged-off loans	9	11	18	38	21
Net loans (charged-off) recovered	(257)	(73)	(132)	(60)	(85)
Provision for credit losses on loans	528	(57)	(147)	228	585
Balance at end of period	$28,885	$28,614	$28,744	$29,023	$28,855

Allowance for credit losses/total loans	0.92%	0.92%	0.91%	0.94%	0.94%
Allowance for credit losses/non-accruing loans	297	354	411	409	460

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$—	$—	$—	$—	$—
Commercial and industrial	(204)	(37)	(84)	(8)	(2)
Residential real estate	6	4	3	5	3
Consumer	(59)	(40)	(51)	(57)	(86)
Total, net	$(257)	$(73)	$(132)	$(60)	$(85)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.03%	0.01%	0.02%	0.01%	0.01%
Net charge-offs (recoveries) (YTD annualized)/average loans	0.02	0.01	0.01	0.01	0.01

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON AVAILABLE-FOR-SALE DEBT SECURITIES
Balance at beginning of period	$1,204	$568	$—	$—	$—
Charged-off interest receivable on available-for-sale debt securities	—	—	(603)	—	—
Provision for credit losses on available-for-sale debt securities	—	636	1,171	—	—
Charged-off previously provisioned allowance for credit loss	(1,204)	—	—	—	—
Balance at end of period	$—	$1,204	$568	$—	$—

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)		2025	2025	2024	2024	2024
Net income		$6,092	$10,211	$10,999	$12,193	$10,257
Non-core items:
Loss (gain) on available-for-sale debt securities, net (6)		4,942	—	—	—	(50)
Loss (gain) on sale of premises and equipment, net		3	90	71	—	(248)
Acquisition, conversion and other expenses		1,205	239	—	—	—
Income tax expense (1)		(1,492)	(80)	(17)	—	71
Total non-core items (2)		4,658	249	54	—	(227)
Core earnings (2)	(A)	$10,750	$10,460	$11,053	$12,193	$10,030

Net interest income	(B)	$29,895	$29,007	$29,067	$28,958	$27,759
Non-interest income		4,646	8,918	9,392	9,653	9,457
Total revenue		34,541	37,925	38,459	38,611	37,216
Loss (gain) on available-for-sale debt securities, net (6)		4,942	—	—	—	(50)
Total core revenue (2)	(C)	$39,483	$37,925	$38,459	$38,611	$37,166

Total non-interest expense		26,538	24,651	23,885	24,772	23,842
Non-core expenses:
(Loss) gain on sale of premises and equipment, net		(3)	(90)	(71)	—	248
Acquisition, conversion and other expenses		(1,205)	(239)	—	—	—
Total non-core expenses (2)		(1,208)	(329)	(71)	—	248
Core non-interest expense (2)	(D)	$25,330	$24,322	$23,814	$24,772	$24,090

Total revenue		34,541	37,925	38,459	38,611	37,216
Total non-interest expense		26,538	24,651	23,885	24,772	23,842
Pre-tax, pre-provision net revenue(2)	(S)	$8,003	$13,274	$14,574	$13,839	$13,374

Core revenue(2)		39,483	37,925	38,459	38,611	37,166
Core non-interest expense(2)		25,330	24,322	23,814	24,772	24,090
Core pre-tax, pre-provision net revenue(2)	(U)	$14,153	$13,603	$14,645	$13,839	$13,076

(in millions)
Average earning assets	(E)	$3,777	$3,781	$3,721	$3,728	$3,665
Average assets	(F)	4,071	4,077	4,019	4,027	3,960
Average shareholders' equity	(G)	469	466	460	454	436
Average tangible shareholders' equity (2) (3)	(H)	346	343	336	330	312
Tangible shareholders' equity, period-end (2) (3)	(I)	346	343	335	336	315
Tangible assets, period-end (2) (3)	(J)	3,989	3,940	3,960	3,906	3,910

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)		2025	2025	2024	2024	2024
Common shares outstanding, period-end	(K)	15,322	15,317	15,280	15,268	15,232
Average diluted shares outstanding	(L)	15,372	15,393	15,346	15,326	15,275

Core earnings per share, diluted (2)	(A/L)	$0.70	$0.68	$0.72	$0.80	$0.66
Tangible book value per share, period-end (2)	(I/K)	22.58	22.47	21.93	22.02	20.68
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.67	8.73	8.46	8.61	8.06

Performance ratios (4)
GAAP return on assets		0.60%	1.02%	1.09%	1.20%	1.04%
Core return on assets (2)	(A/F)	1.06	1.04	1.09	1.20	1.02
Pre-tax, pre-provision return on assets(2)	(S/F)	0.79	1.32	1.44	1.37	1.36
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.39	1.35	1.45	1.37	1.33
GAAP return on equity		5.21	8.88	9.52	10.68	9.46
Core return on equity (2)	(A/G)	9.19	9.09	9.57	10.68	9.25
Return on tangible equity		7.26	12.27	13.23	14.90	13.44
Core return on tangible equity (1) (2)	(A+Q)/H	12.66	12.57	13.29	14.90	13.15
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	62.10	62.00	59.84	62.09	62.78
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.23	3.17	3.17	3.15	3.09

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$706	$717	$718	$686	$528
Franchise taxes included in non-interest expense	(O)	141	131	139	138	191
Tax equivalent adjustment for net interest margin	(P)	560	568	578	550	389
Intangible amortization	(Q)	233	233	233	233	233

(1)	Assumes a marginal tax rate of 24.26% in the first and second quarters of 2025, 23.73% in the fourth quarter 2024, 23.82% in the second and third quarter 2024, 24.01% in the first quarter 2024.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(6)	The $4.9 million loss represents a $4.3 million loss on corporate debt securities and $549 thousand on a matured debt security.

J